Exhibit 10.43
                           Amendment

May 24, 1995

Pacific Mutual Life Insurance Company
700 Newport Center Drive
P.O. Box 9000
Newport Beach, California 92658-9000
Attention:  Fixed Income Securities Department

PM Group Life Insurance Company
c/o Pacific Mutual Life Insurance Company
700 Newport Center Drive
P.O. Box 9000
Newport Beach, California 92658-9000
Attention:  Fixed Income Securities Department

Pacific Corinthian Life Insurance Company
700 Newport Center Drive
P.O. Box 9000
Newport Beach, California 92658-9000
Attention:  Fixed Income Securities Department

Ladies and Gentlemen:

           We refer to the Note Agreement between NPC International, Inc., formerly National Pizza Company (the "Company"), and Pacific Mutual Life Insurance Company ("Pacific Mutual") dated as of May 15, 1992, the Note
Agreement between the Company and PM Group Life Insurance Company ("PM Group") dated as of May 15, 1992, the Note Agreement between the Company and Pacific Mutual dated as of March 30, 1993, and the Note Agreement between the Company and Pacific Corinthian Life Insurance Company ("Pacific Corinthian") dated as of March 30, 1993 as each may have been amended through the date hereof (collectively, the "Existing Agreements"). Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Existing Agreements.

           Skipper's, Inc., a wholly owned subsidiary of the Company, has closed certain of its restaurant locations. In connection with the Skipper's closings, the Company has taken a charge against consolidated income for the fiscal quarter ending March 28, 1995. As a result of the
Skipper's closings and certain other transactions contemplated by the Company, certain provisions and covenants in the Existing Agreements require amendment. Accordingly, you and the Company hereby agree as follows:

                Amendment of Subsection 6A of the Existing Agreements. The Company requests Pacific Mutual, PM Group and Pacific Corinthian, as applicable, to amend and Pacific Mutual, PM Group and Pacific Corinthian, as applicable, hereby amend the provisions of Subsection 6A of each of the Existing Agreements as follows:

           "Consolidated Net Worth Requirement. The Company covenants that it will not permit Consolidated Net Worth at any time to be less than the sum of (i) $72,258,000 plus (ii) an amount equal to 50% of Consolidated Net Income (without reduction for any deficit in Consolidated Net Income for any quarterly fiscal period) for the period from and after March 28, 1995 to and including the date of determination thereof, computed on a cumulative basis for said entire period."

                Amendment of Subsection 6C(2)(A (iii) of the Existing Agreements. The Company requests Pacific Mutual, PM Group and Pacific Corinthian, as applicable, to amend and Pacific Mutual, PM Group and Pacific Corinthian, as applicable, hereby amend the provisions of Subsection 6C(2)(A)(iii) as follows:

           (iii) additional unsecured Funded Debt of the Company and its Restricted Subsidiaries and Funded Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by 6C(1)(v) and
     (vi), provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof (x) Consolidated Funded Debt shall not exceed an amount equal (1) prior to and including the last day of the first fiscal quarter of fiscal year 1997, three (3) times EBITDA, and (2) thereafter, two and three-fourths (2.75) times EBITDA, in each case for the four fiscal quarters immediately preceding the date of determination, and (y) in the case of Consolidated Funded Debt to be incurred by a Restricted Subsidiary such Debt could be incurred within the applicable limitations provided in 6C(4); and

                Amendment of Subsection 6C(6) of the Existing Agreements. The Company requests to amend and Pacific Mutual, PM Group and Pacific Corinthian, as applicable, hereby amend the provisions of Subsection 6C(6) of each of the Existing Agreements by inserting the following additional subparagraph (vi) at the end thereof:

           "(vi)   the  Company or Skipper's, Inc. may sell or  dispose  of
     assets related to discontinued operations or idle properties of Skipper's, Inc."

                Amendment of Section 10 of the Existing Agreements. The Company requests Pacific Mutual, PM Group and Pacific Corinthian, as applicable, to amend and Pacific Mutual, PM Group and Pacific Corinthian, as applicable, hereby amend the provisions of Section 10 of each of the Existing Agreements by inserting the following defined term therein in the appropriate alphabetical order:

           "'EBITDA' for any period shall mean the sum of Consolidated Operating Income (as defined according to GAAP) during such period, plus (to the extent deducted in determining Consolidated Operating Income during such period) consolidated depreciation and amortization."

           Except as expressly amended as set forth above, the Existing Agreements remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any provision of the Existing Agreements.

           This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

           If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this letter amendment to NPC International, Inc., 720 West 20th Street, P.O. Box 643, Pittsburg, Kansas 66762, Attention: Troy D. Cook. This Amendment shall become effective as of the date first above written when and if counterparts of this Amendment shall have been executed by you.

Very truly yours,

NPC INTERNATIONAL, INC.
By:  Troy D. Cook
Title: Vice President and Chief Financial Officer

Agreed as of the date first above written:

PACIFIC MUTUAL LIFE INSURANCE COMPANY
By:__________________________________
Name:________________________________
Title:_________________________________

Agreed as of the date first above written:

PM GROUP LIFE INSURANCE COMPANY
By:__________________________________
Name:________________________________
Title:_________________________________



Agreed as of the date first above written:

PACIFIC CORINTHIAN LIFE INSURANCE COMPANY
By:__________________________________
Name:________________________________
Title:_________________________________
11050754